UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

RS INVESTMENT TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholder:

Enclosed is a supplement that is replacing information about the Guardian Cash Management Fund and RS Cash Management Fund found on pages 10-13 and 18-20 of the Combined Prospectus/Proxy Statement dated August 15, 2006, which you recently received. Please take a moment to read the supplement as it provides important information.

As a shareholder of The Park Avenue Portfolio family of mutual funds, you recently received proxy materials asking for your vote on important proposals that affect your investment. We apologize for any inconvenience with respect to this follow-up mailing. The proposals that you are asked to consider were approved by the Board of Trustees. A special meeting of shareholders is scheduled for September 28, 2006.

Your vote is extremely important, no matter how large or small your Fund holdings. Therefore, we ask that you cast your vote without delay. If you desire, you may cast a new vote.

We encourage you to use one of the following easy options today for casting your vote:

1. Vote by Telephone. You may cast your vote by telephone by calling 1-888-221-0697 and by following the prerecorded information. Please have your proxy information available.

2. Vote Through the Internet. You may cast your vote using the Internet by logging onto www.proxyweb.com and following the instructions on the website. Please have your proxy information available.

3. Vote by Mail. You may cast your vote by mail by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

For the reasons set forth in the proxy materials previously delivered to you, THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSALS AND BELIEVES THE PROPOSALS ARE IN THE BEST INTEREST OF THE SHAREHOLDERS OF THE FUNDS.

Taking the time to vote at your earliest convenience is beneficial to all shareholders as it reduces the need for follow-up solicitations. Please take a few minutes to cast your vote.

If you have any questions regarding this letter or need assistance in voting your shares, please call D.F. King & Co., Inc., the fund's proxy solicitor toll free at 1-800-628-8510.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Sincerely,

Thomas G. Sorell, CFA
President, The Park Avenue Portfolio
Chief Investment Officer, Guardian Investor Services LLC

The Park Avenue Portfolio is distributed by:

Guardian Investor Services LLC (GIS)
GIS is a wholly owned subsidiary of The Guardian Life Insurance Company of America,
New York, NY
GIS is a member of NASD, SIPC.

Guardian Investor Services LLC (GIS) 7 Hanover Square, New York, NY 10004 800.221.3253
A broker/dealer offering securities products and services

CM

RS INVESTMENT TRUST  THE PARK AVENUE PORTFOLIO®

SUPPLEMENT
to
Combined Prospectus/Proxy Statement
dated August 15, 2006

The following information relating to The Guardian Cash Management Fund and RS Cash Management Fund replaces the information provided on pages 10-13 of the Combined Prospectus/Proxy Statement dated August 15, 2006 with respect to The Guardian Cash Management Fund and RS Cash Management Fund:

Annual Fund Operating Expenses
(deducted directly from fund assets)

Class B shares

Fund	Management Fees		Distribution (12b-1) Fees	Other Expenses*	Total Annual Fund Operating Expenses		Expense Limitation/ Fee Waiver		Net Expenses
The Guardian Cash Management Fund(1)	0.50	%(2)	0.75%	0.61%	1.86%		—		—
RS Cash Management Fund	0.50	%(2)	1.00%	0.36%	1.86	%†	(0.26	)%†	1.60	%†

*  Includes Administrative Service Fee of 0.25% for The Guardian Cash Management Fund. The Fund pays this fee at an annual rate of 0.25% of its respective average daily net assets in Class B shares.

†  Expense limitation with respect to the Fund's "Total Annual Operating Expenses" is imposed pursuant to a written agreement between RS Investments and the Fund in effect through December 31, 2009. The effect of these limitations is reflected under the caption "Expense Limitation/Fee Waiver." RS Investments may terminate the limitation for the Fund after December 31, 2009. "Net Expenses" reflect the effect of this expense limitation on "Total Annual Fund Operating Expenses."

(1)  The fees and expenses shown do not reflect GIS's assumption of the Fund's ordinary operating expenses in excess of the percentage set forth below of the Fund's average daily net assets of its Class B shares:

The Guardian Cash Management Fund	1.60%

  For the period from January 17, 2002 to April 29, 2005, GIS increased its subsidy of the ordinary operating expenses attributable to Class B shares of the Fund due to an environment of historically low interest rates. As a result, for the year ended December 31, 2005, the Fund's net expenses for Class B shares were 1.47%, which reflects the additional subsidy that was in effect until April 29, 2005. On April 30, 2005 and after, the expense limitation with respect to Class B shares of the Fund was 1.60%.

(2)  The management fee is reduced to 0.45% on the Fund's average net assets in excess of $500 million.

Class C shares

Fund	Management Fees		Distribution (12b-1) Fees	Other Expenses*	Total Annual Fund Operating Expenses		Expense Limitation/ Fee Waiver		Net Expenses
The Guardian Cash Management Fund(1)	0.50	%(2)	0.75%	0.43%	1.68%		—		—
RS Cash Management Fund	0.50	%(2)	1.00%	0.18%	1.68	%†	(0.08	)%†	1.60	%†

*  Includes Administrative Service Fee of 0.25% for The Guardian Cash Management Fund. The Fund pays this fee at an annual rate of 0.25% of its average daily net assets in Class C shares.

†  Expense limitation with respect to the Fund's "Total Annual Operating Expenses" is imposed pursuant to a written agreement between RS Investments and the Fund in effect through December 31, 2009. The effect of this limitation is reflected under the caption "Expense Limitation/Fee Waiver." RS Investments may terminate the limitation for the Fund after December 31, 2009. "Net Expenses" reflect the effect of this expense limitation on "Total Annual Fund Operating Expenses."

(1)  The fees and expenses shown do not reflect GIS's assumption of the Fund's ordinary operating expenses in excess of the percentage set forth below of the Fund's average daily net assets of its Class C shares:

The Guardian Cash Management Fund	1.60%

1

  For the period from January 17, 2002 to April 29, 2005, GIS increased its subsidy of the ordinary operating expenses attributable to Class C shares of the Fund due to an environment of historically low interest rates. As a result, for the year ended December 31, 2005, the Fund's net expenses for Class C shares were 1.47%, which reflects the additional subsidy that was in effect until April 29, 2005. On April 30, 2005 and after, the expense limitation with respect to Class C shares of the Fund was 1.60%.

(2)  The management fee is reduced to 0.45% on the Fund's average net assets in excess of $500 million.

  The following information relating to The Guardian Cash Management Fund and RS Cash Management Fund replaces the information provided on pages 18 and 20 of the Combined Prospectus/Proxy Statement dated August 15, 2006 with respect to The Guardian Cash Management Fund and RS Cash Management Fund:

Examples

Class B shares

The Guardian Cash Management Fund
If you sold all of your shares at the end of the periods shown	$489	$785	$1,106	$1,931
If you did not sell any of your shares at the end of the periods shown	$189	$585	$1,006	$1,931
RS Cash Management Fund
If you sold all of your shares at the end of the periods shown	$468	$721	$1,051	$1,909
If you did not sell any of your shares at the end of the periods shown	$168	$521	$951	$1,909

Class C shares

The Guardian Cash Management Fund
If you sold all of your shares at the end of the periods shown	$271	$530	$913	$1,987
If you did not sell any of your shares at the end of the periods shown	$171	$530	$913	$1,987
RS Cash Management Fund
If you sold all of your shares at the end of the periods shown	$268	$521	$914	$2,020
If you did not sell any of your shares at the end of the periods shown	$168	$521	$914	$2,020

September 8, 2006

2

THREE EASY WAYS TO VOTE YOUR PROXY
Read the Proxy Statement and have the Proxy card at hand.
TELEPHONE:	Call 1-888-221-0697 and follow the recorded instructions
INTERNET:	Go to www.proxyweb.com and follow the on-line directions.
MAIL:	Vote, sign, date and return your proxy by mail.
If you vote by Telephone or Internet, you do not need to mail your proxy.

999 999 999 999 99                         Proxy Card for Submitting Voting Instructions

FUND NAME PRINTS HERE	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES.

The undersigned, revoking any previously executed proxies, hereby appoints Joseph A. Caruso, John H. Walter and Thomas G. Sorell as proxies, each with full power of substitution, and hereby authorizes each of them singly to represent and to vote all shares of the Guardian Fund (as defined in the Prospectus/Proxy Statement) held of record by the undersigned on August 4, 2006 on the proposal specified on the reverse side and upon any other business that may properly come before the Special Meeting of Shareholders to be held at 7 Hanover Square, New York, New York 10004 on September 28, 2006 at 4 p.m. New York time and at any adjournments thereof.

Receipt of the Notice of Special Meeting and accompanying Prospectus/Proxy Statement which describes the matters to be considered and voted on is hereby acknowledged.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted in favor of the proposal.

Please sign, date and return promptly in the enclosed postage-paid envelope.

Date __________________, 2006

Signature(s) and, if applicable, Title(s) (Sign in the Box)
Please sign exactly as your name(s) appear(s) on your account and this proxy card. When signing as attorney-in-fact, executor, trustee, administrator, guardian or other capacity, please give full title. Corporate, partnership and trust owners should have this proxy signed by an authorized person, and that person’s title should be given.

PAP (sc)

LABEL BELOW FOR MIS USE ONLY PO#M 1900	MIS EDITS: # OF CHANGES ___/___ PRF 1 ___ PRF 2 ____

GUARDIAN #552	OK TO PRINT AS IS* __________ *By signing this form you are authorizing
GUARDIAN MUTUAL FUND	MIS to print this form in its current state.
ORIGINAL 2UP 7-25-06 JM
STEPHANIE (GUARDIAN MUTUAL FUND 2006 SC)	SIGNATURE OF PERSON AUTHORIZING PRINTING DATE
REVISION #1 8-03-06 KD
REVIEW #1 8-03-06 KD
REVISION #2 8-08-06 JM
REVISION #3 8-09-06 JM
REVISION #4 8-09-06 JM
REVISION #5 8-09-06 KD

Please fill in box(es) as shown using black or blue ink or number 2 pencil. PLEASE DO NOT USE FINE POINT PENS.	☒

1.

Approving the Agreement and Plan of Reorganization, dated August 15, 2006, between The Park Avenue Portfolio, on behalf of the Guardian Fund, and RS Investment Trust, on behalf of the corresponding RS Fund, as described in the enclosed Prospectus/Proxy Statement.

FOR AGAINST ABSTAIN ☐ ☐ ☐

PLEASE SIGN AND DATE ON THE REVERSE SIDE.

PAP (sc)

LABEL BELOW FOR MIS USE ONLY PO#M 1900	MIS EDITS: # OF CHANGES ___/___ PRF 1 ___ PRF 2 ____

GUARDIAN #552	OK TO PRINT AS IS* __________ *By signing this form you are authorizing
GUARDIAN MUTUAL FUND	MIS to print this form in its current state.
ORIGINAL 2UP 7-25-06 JM
STEPHANIE (GUARDIAN MUTUAL FUND 2006 SC)	SIGNATURE OF PERSON AUTHORIZING PRINTING DATE
REVISION #1 8-08-06 JM
REVISION #2 8-09-06 KD